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EXHIBIT 99.1


ACE MARKETING & PROMOTIONS, INC SIGNS LETTER OF INTENT TO ACQUIRE CUSTOMER BASE OF BRIGHT IDEAS MARKETING & PROMOTIONS, INC.

VALLEY STREAM, NY

Ace Marketing & Promotions, Inc. (OTC BB: AMKT) announced today that it has entered into a Letter of Intent to acquire the customer base and other intangible assets of Bright Ideas Marketing & Promotions, a Florida based distributor of advertising specialties and promotional products.

With annual revenues of approximately $1 million, Bright Ideas has been targeted by Ace as its first acquisition in the $17.85 billion promotional products industry. At such time as the acquisition is completed, we will operate a sales office out of Bright Ideas' Jupiter, Florida location. All order processing, tracking, billing and other operations will be handled out of the Ace Marketing corporate headquarters in Valley Stream, N.Y.

Maureen L. Magee, President of Bright Ideas said, "Over the past several years my partner and I have been exploring many options to help us elevate our already successful business to the next level as well as developing a long term plan for our future and the future of our company. After much research, we are confident that joining with Ace Marketing is the best way for us to achieve those goals. We look forward to moving ahead with solidifying our relationship with Ace."

Michael Trepeta, President of Ace Marketing stated, "After exploring several potential acquisitions in various regions across the country, we are excited to begin building a presence in the South Florida market. The two principals of Bright Ideas have agreed to stay on for an extended period of time to help with the transition of the client base and will continue to expand their business without the distractions of having to run the operation They are well respected, creative industry veterans who are a fantastic addition to our company. We are also exploring other opportunities in the area to bring additional sales to the South Florida office after the deal is closed."

Ace Marketing has built a scalable platform that allows the company to open branch offices in any part of the country. Dean Julia, CEO, stated, "Once a company is acquired or a group of salespeople are recruited; only the research and sales will take place at the branch office. Technology now allows us to "pipe" the order from that office to our corporate operation where the order is seen to fruition. This strategy allows us to capitalize on economies of scale and also allows the salesperson to become more productive while receiving superior sales support. The model will allow us to replicate the process over and over again as we find opportunities across the country."

INTRODUCING ACE

Ace is a full service advertising specialties and promotional products company that distributes items typically with logos to large corporations, schools and universities, financial institutions and not-for-profit organizations. Specific categories of promotional products include advertising specialties, business gifts, incentives and awards, and premiums.

For additional information, a copy of Ace's SEC filings can be obtained on the Internet by going to www.acemarketing.net, clicking on links and then clicking on SEC Filings.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contacts:
Ace Marketing & Promotions, Inc.
Michael Trepeta -  516-256-7766